EXHIBIT 15(1)





REPORT OF INDEPENDENT ACCOUNTANTS







To the Board of Directors and

Shareholders of Dynatech Corporation:



We have reviewed the unaudited condensed consolidated balance sheet of Dynatech Corporation as of December 31, 1994, the related consolidated statements of income for the three-month and six-month periods ended December 31, 1994 and 1993 and the related condensed consolidated statements of cash flows for the nine-month periods ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management.



We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.



We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of March 31, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein), and in our report, dated May 23, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of March 31, 1994, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.









								COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

January 23, 1995